MASON STREET ADVISORS, LLC

PERSONAL TRADING POLICY (the “PTP”)

Applicability: MSA Access Persons	Last Amended Date: February 20, 2014 Last Review: MSA Code of Ethics Committee, October 2011
Regulatory Authority: Rule 204A-1 – Advisers Act Rule 17j-1 – Investment Company Act	Owner: MSA’s CCO
Policy Cross Reference: • MSA’s Rule 204A-1 Guidelines for Business Conduct • MSA’s Policy Statement on Insider Trading • MSA’s Guidelines for Managing Non-Public Information	Compliance Contact: Dave Andrzejewski

I.	Introduction

Investment companies, investment advisers and their officers, directors, employees and affiliated persons face inherent conflicts of interest when they trade in securities or other investment instruments for their own accounts. They have access to information about their clients’ investment transactions, which they can exploit for their own benefit.

Rule 17j-1 under the Investment Company Act (the “1940 Act”) provides that it is unlawful for any affiliate of a fund or its investment adviser to engage in certain conduct.1 In addition, Rule 17j-1 and Rule 204A-1 under the Investment Advisers Act (the “Advisers Act”) require each SEC-registered investment adviser and each SEC-registered investment company to adopt written codes of ethics containing provisions reasonably necessary to prevent employees and certain other persons from engaging in personal trading in violation of these Rules, and to maintain records, use reasonable diligence, and adopt and implement procedures as reasonably necessary to prevent, detect and correct violations. It is unlawful to engage in personal securities transactions in violation of these Rules, general antifraud rules under the federal and state securities laws and fiduciary duties owed to clients.

This Personal Trading Policy (“PTP”), which is designed to ensure that personal securities transactions do not violate applicable law and fiduciary duties, has been adopted by (i) Northwestern

1 Prohibited conduct includes: (i) employing any device, scheme or artifice to defraud a fund, (ii) making of any untrue statement of a material fact to the fund or omit to state a material fact necessary in order to make the statements made to the fund, in light of the circumstances under which they are made, not misleading, (iii) engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the fund, or (iv) engaging in any manipulative practice with respect to the fund.

Mutual Series Fund, Inc. (Fund), as an SEC-registered investment company (the “Fund”) and (ii) Mason Street Advisors, LLC (MSA) as an SEC-registered investment adviser and as investment adviser to the Fund (all collectively the “Companies”).

The PTP applies to Access Persons as defined under Rule 204A-1 and Rule 17j-1 (see Definitions below). Access Persons are responsible for reading, understanding and observing the PTP, keeping in mind that the interests of the Fund and other MSA Clients must be placed first even in a circumstance that is not covered by a specific provision. Access Persons are responsible for reporting violations of the PTP to a MSA Compliance Officer. Alternatively, reports may be submitted through the Ethics Resource Center of The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”) to help ensure anonymity. Any retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the PTP.

Questions concerning the PTP and requests for further information and related forms and procedures should be directed to Michael Zielinski (or his designee).

Violations of the PTP

Compliance with the PTP is a condition of employment for each Access Person, and any violation of the PTP may result in disciplinary action including, but not limited to warnings, fines, disgorgements, suspensions, demotions, and termination of employment or other association with a Company or any of its affiliates. In addition to these sanctions, violations may result in referral to civil or criminal authorities.

If a violation or potential violation of the PTP by an individual comes to the attention of the CCO, he shall be required to investigate the matter, which may include a meeting with the individual, if appropriate. Upon completion of the investigation, the CCO may confer with others if appropriate or required in order to determine whether and what type of remedial action should be taken. If disgorgement is required as a result of a violation, the proceeds shall be donated to the Northwestern Mutual Foundation or such other charitable organization that may be approved by the CCO, unless the violation resulted from personal trades that directly conflicted with those of Clients, in which case the proceeds shall be paid directly to such Clients.

II.	Definitions

“Access Person” means the following individuals:

A. Under Rule 17j-1 means:

1. Each director of MSA and of the Fund (including each Independent Fund Director) who (i) in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Reportable Securities by the Fund, or (ii) whose functions relate to the making of any recommendations with respect to such purchases or sales;

2. Each officer and employee of MSA or the Fund; and

3. Each director, officer and employee of Northwestern Mutual and of any other company in a control relationship with MSA or the Fund who (i) in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Reportable Securities by the Fund; or (ii) whose functions relate to the making of any recommendations with respect to such purchases or sales.

B. Under Rule 204A-1 means:

4. Each director of MSA who (i) has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund, or (ii) is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic;

5. Each officer and employee of MSA; and

6. Each person who provides investment advice on behalf of MSA and is subject to the supervision and control of MSA, and each person occupying a similar status or performing similar functions to an officer or director of MSA, provided in each case he or she (i) has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund, or (ii) is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.2

C. “Access Person” may also include any other persons who the CCO determines to treat as Access Persons because of their status, the functions they perform or the information they obtain.

D. Under Rule 17j-1 and Rule 204A-1, officers and directors of MSA and the Fund are presumed to be Access Persons. This presumption may be rebutted with respect to a director or officer if he or she does not fall within the definition of “access person” in the Rules (i.e. he or she (i) has access to non-public information regarding any MSA advisory client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any mutual fund for which MSA or any of its affiliates serve as investment adviser, (ii) makes, participates in or obtains non-public information regarding the purchase or sale of securities by the Portfolios of the Series Fund, or (iii) is involved in making securities recommendations to MSA clients, or has access to such recommendations that are non-public). The CCO may, upon a review of the individual facts and circumstances, determine that the presumption should be rebutted and designate an officer or director of MSA or the Fund as not being an Access Person for purposes of the PTP, subject to his providing notification to such officer or director of any such determination, requiring periodic certifications as to the officer or director’s access to non-public holdings or transaction information, monitoring the distribution of non-public information or access to such information by the officer or director, and such other procedures as the CCO may determine appropriate.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan, stock purchase plan, investments by payroll deduction and pre-set systematic re-balancing, exchanges, purchases and withdrawals, but does not include transactions that override any such program or non-systematic transactions.

“Beneficial Ownership” shall have the same meaning as under Rule 16a-1(a) (2) under the Securities Exchange Act of 1934 in determining whether a person is subject to the provisions of Section 16 of that Act, except that the determination of direct or indirect Beneficial Ownership shall apply to all Reportable Securities which an Access Person has or acquires.

2 Currently, no such persons have been identified that are not also officers, directors or employees of MSA.

A person has Beneficial Ownership if he or she, directly or indirectly, through any contract, arrangement, understanding, or relationship has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction or security. Examples include:

•	Securities held by members of an Access Person’s Immediate Family
•	Interests in securities held in trust, which are either beneficial interests or interests representing investment control;
•	Exercise, conversion or dividend rights; and
•	A general partner’s proportionate interest in portfolio securities held by a general or limited partnership.

An Access Person shall not be deemed to have Beneficial Ownership in portfolio securities held by a corporation or similar entity in which he or she owns securities if he or she is not a controlling shareholder and he or she does not have or share in investment control over the portfolio. For example, Beneficial Ownership would not exist with respect to an individual who is a trustee of a trust, but neither has investment discretion nor is a grantor or trust beneficiary.

An Access Person shall not be deemed to beneficially own securities held by his/her minor children unless the Access Person or a member of his or her Immediate Family has the ability to influence, direct or control the investments of his/her minor children.

“Client” has the meaning for MSA as it determines from time to time consistent with the Advisers Act but, in general, means any person for whom MSA provides investment advisory services for compensation.

“Control” shall have the same meaning as that set forth in section 2(a) (9) of the 1940 Act.

“Exchange Traded Funds (“ETFs”)” shall mean a registered investment company that operates pursuant to an order from the SEC exempting it from certain provisions of the Investment Company Act so that the ETF may issue securities that trade in a secondary market. ETFs include those organized as open-end investment companies and those organized as unit investment trusts.

“High Quality Short-Term Debt Instrument” shall mean any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.

“Immediate Family” generally means any relative by blood or marriage living in the individual’s household, any domestic partner or other minor child residing in his or her household and, whether or not living in the individual’s household, any other relative with respect to whose investments the individual has influence or control.

“Independent MSA Director” means MSA directors that are not officers or employees of MSA or officers, directors or employees of any affiliated person of MSA.

“Independent Fund Director” means a member of the Board of Directors of the Fund who is not an “interested person” as defined in Section 2(a) (19) of the 1940 Act.

“Initial Public Offering” means a registered offering under the Securities Act of 1933, where the issuer, immediately before the registration, was not subject to the reporting requirements of the Securities Exchange Act of 1934. This term does not include secondary public offerings.

“Investment Person” means an Access Person who makes, or participates in making, decisions regarding the purchase or sale of securities by or on behalf of any Client and any person who directly assists in the process. Investment Persons include portfolio managers, assistant portfolio managers, research analysts, traders, and other individuals designated by the CCO.

“Limited Offering” means an offering exempt from registration under specific private offering and investor exemptions provided in the Securities Act of 1933. Such investments are commonly referred to as private placements.

“Reportable Fund” means any registered investment company under the 1940 Act (other than a money market fund) for which MSA serves as investment adviser or sub-adviser or whose investment adviser or principal underwriter Controls MSA, is Controlled by MSA or is under common Control with MSA.

“Reportable Securities” means the same as the term used in Rule 204A-1, and includes any common stock, preferred stock, closed-end investment company, Reportable Fund, debt securities, any put, call, straddle, option or privilege on any security or on any group or index of securities, security future3, any interest or instrument commonly known as a “security”, and any other investment contract or other instrument that is considered a “security” under Section 202(a) (18) of the Advisers Act. “Reportable Securities” also include ETFs. However, the term does not include the following:

•	Direct obligations of the U.S. Government;
•	Bankers’ acceptances, bank certificates of deposit, commercial paper and High Quality Short-Term Debt Instruments, including short term municipal bonds and repurchase agreements;
•	Shares issued by money market funds;
•	Shares issued by open-end funds other than Reportable Funds and ETFs[4]; and
•	Shares issued by unit investment trusts (other than ETFs) that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

III.	Prohibited and Limited Transactions

A.	Initial Public Offerings

Investment Persons are not permitted to acquire, directly or indirectly, securities in an Initial Public Offering. Securities in such offerings may be purchased or received, however, when an individual has an existing right to do so based on his or her status as an investor or similarly situated party or the security is acquired in connection with a reorganization or otherwise involves no investment discretion on the part of the recipient, except in connection with the exercise of voting or similar rights. Such situations must be brought to the attention of the CCO when applicable.

3 Generally, the term “security future” refers to a contract of sale for future delivery of a single security or of a narrow-based security index. A “narrow-based security index” generally refers to an index composed of 9 or fewer component securities. Access Persons wishing to engage in transaction involving security futures should concult with a MSA Compliance Officer.

4 Transactions and holdings in shares of closed-end investment companies, ETFs and offshore funds are reportable regardless of affiliation.

All other Access Persons (except Independent Fund Directors) are required to obtain approval from the CCO before they acquire securities in an Initial Public Offering. Approval shall be obtained by following the Pre-Clearance Procedures set forth elsewhere in this PTP, or as otherwise directed by the CCO.

B.	Limited Offerings

Access Persons (except Independent Fund Directors) are required to obtain approval from the CCO or his designee before they acquire, directly or indirectly, securities in a Limited Offering. Approval shall be obtained by following the Pre-Clearance Procedures set forth elsewhere in this PTP, or as otherwise directed by the CCO.

C.	Excessive Trading of Mutual Fund Shares

Access Persons are expected to abide by trading restrictions imposed by a mutual fund that are described in its prospectus. Additionally, Access Persons (except Independent Fund Directors and Independent MSA Directors) are required to hold shares of a Reportable Fund (which is defined to exclude money market funds) that are purchased for the lesser of a calendar month or thirty (30) calendar days, including the date of purchase and date of sale. This holding period does not apply to transactions effected pursuant to an Automatic Investment Plan, but does apply to all non-systematic transactions such as periodic re-balancing.

NOTE: The following provisions D through F describe prohibited investment activities, but they do not apply to personal securities transactions of Access Persons that are effected pursuant to an Automatic Investment Plan (with the exception of the initial Automatic Investment Plan transaction and transactions that override any such program). Additionally, personal securities transactions of Access Persons are not implicated under these provisions if the Fund or other Client transaction in question is effected in response to programmed trading designed, for example, to align the Fund’s or other Client’s investment portfolio with the performance of a market index. Access Persons are reminded, however, that obtaining pre-clearance for a transaction as required under this PTP does not relieve them from conducting their personal securities transactions in full compliance with the provisions of this PTP and applicable law, including compliance with the prohibitions on the following investment activities.

D.	Front-Running

The term “front-run” means knowingly trading before a contemplated transaction by a Client, whether or not the Access Person’s trade and the Client’s trade take place in the same market, in order to take advantage of, or avoid changes in, market prices effected by Client transactions in a Reportable Security. An Access Person is prohibited from front-running.

E.	Scalping

An Access Person is prohibited from purchasing (or selling short) a Reportable Security (or its economic equivalent) with the intention of recommending that the security be purchased (or sold) for a Client for the purpose of supporting or increasing (or protecting) the price of the security for the benefit of the Access Person, rather than the benefit of the Client. This activity, referred to as “scalping” is prohibited whether or not an Access Person realizes a profit from the subject transaction.

F.	Blackout Periods

An Access Person is prohibited from engaging in a transaction in a Reportable Security which such person knows or should have known at the time there to be pending, on behalf of any Client, a

“buy” or “sell” order in the same or related security or instrument. The existence of recent Client trades and pending orders will be checked as part of the Pre-Clearance Process described in Section V hereof, and pre-clearance may be denied if the CCO determines it is inconsistent with the best interests of any Client.

G.	Limit Orders

Access Persons that are subject to the pre-clearance provisions of this PTP generally should avoid placing “good until cancelled” orders or any limit orders other than a “same-day” limit order. Such orders are difficult to pre-clear and can cause inadvertent pre-clearance violations.

H.	Trading Activity

You are discouraged from engaging in a pattern of investment transactions that either:

•	is so frequent as to potentially impact your ability to carry out your assigned responsibilities, or

•	give rise to conflicts or perceived conflicts with the best interest of MSA’s clients.

•	uses company resources for personal gain.

At the discretion of the CCO, your supervisor may be notified of excessive trading.

I.	The 30 Day Profit Rule

General Rule. Access Persons (except Independent Fund Directors and Independent MSA Directors) are prohibited from profiting from the purchase and sale or sale and purchase of the same (or equivalent) securities within 30 calendar days. An “equivalent” security means any warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security, or similar securities with a value derived from the value of the subject security. Thus, for example, the rule prohibits profiting from short sales of a security within 30 days of the purchase of the underlying security. The rule permits, however, profiting from an option transaction within 30 days of the purchase or sale of an underlying security provided the expiration date of the option is at least 30 days after the option transaction. The rule applies regardless of the Access Person’s other holdings of the same security or whether the Access Person has split his or her holdings into tax lots. A last-in, first-out methodology will be used for determining compliance with this Rule and for disgorgement calculation purposes. In effect, the 30-Day Profit Rule “clock” restarts each time the Access Person trades in that security. However, securities transactions that are effected pursuant to Automatic Investment Plan are not considered for determining compliance with this Rule and for disgorgement calculation purposes (with the exception of the initial Automatic Investment Plan transaction and transactions that override any such program).

The closing of a position (including exercise) in an option or contract on any security other than an index will result in a 30-Day Profit Rule violation if the position was opened within the 30-day window and the closing transaction results in a gain. Multiple positions will not be netted to determine an overall gain or loss in options on the same underlying security expiring on the same day.

See subsection (J) below for additional restrictions on derivatives transactions.

Profiting in contravention of the 30-Day Profit Rule will result in the disgorgement of the profit. Repeated profits in contravention of the Rule may result in other actions deemed appropriate by the CCO.

The 30-Day Rule does not apply to:

•	Broad-based ETF’s;

•	Options on broad-based ETF’s;

•	Transaction in futures, other than security futures;

•	Reportable options on securities which are not reportable, for example, options on currencies and options on indices; and

•	Non-reportable securities

•	Trading within a 30-day period if you do not realize a profit and you do not violate any other provisions of this PTP.

•	Transactions by Independent Fund Directors and Independent MSA Directors.

•	Transaction preclearance procedures do not check compliance with the 30-day Rule when considering a trading request. Access Persons are responsible for determining, before entering a preclearance request, that the trade will not result in a profit in contravention of the 30-day Rule. If you have any questions about whether this Rule will be triggered by a proposed transaction, you should contact the CCO or his designee before requesting preclearance for the proposed trade. Incurring profits in contravention of the 30-day Rule will not be considered violations of the PTP provided any such profits are promptly disgorged in accordance with these procedures and the directions of the CCO.

J.	Derivative Transaction Restrictions

In addition to the restrictions on transactions related to derivative transactions elsewhere in this PTP, transactions in derivatives including options are prohibited unless the expiration of the instrument is at least 30 days after the transaction. The general effect of this restriction will prohibit opening a position in the front-month contracts. If the front-month contract expires 30 days or more after the transaction, the Access Person may transact in the front-month contract, subject to the other restrictions and terms of this PTP. This restriction does not apply to Independent Fund Directors and Independent MSA Directors.

K.	Insider Trading

Access Persons are reminded that they are prohibited from trading, either personally or for the accounts of the Fund or other Clients, on material non-public information or communicating material non-public information to others in violation of the law. Access Persons are responsible for ensuring they are in compliance with any insider trading policies and procedures that may be applicable to them, including MSA’s Policy PTP on Insider Trading and Northwestern Mutual’s Guidelines for Business Conduct.

L.	Hedge Funds, Investment Clubs and Partnerships

Access Persons (except Independent Fund Directors and Independent MSA Directors) are not permitted to participate in hedge funds, investment clubs, partnerships or other similar investment vehicles unless approved in advance by the CCO (or his or her designee). Any approval will be conditioned upon the person providing a written certification that he or she does not and will not have any direct or indirect influence or control over trading for such vehicle, or alternatively, subjecting all the underlying securities or commodity trading in the vehicle to the PTP, including the PTP’s pre-clearance and reporting requirements, as applicable.

M.	Officers and Directors* of the Series Fund and Officers and Directors of MSA

You are prohibited from owning directly or indirectly (other than through a pooled investment vehicle that is not controlled by you or a member of your immediate family), any interest in a sub-advisor of any of the Series Fund Portfolios, or any of the sub-advisor’s affiliates, except for (a) ownership of less than 1% of the outstanding securities of any class of equity or debt of a publicly traded company that is either a sub-advisor or an entity that controls, is controlled by, or is under common control with, a sub-advisor, or (b) ownership of interests in MSA or any entity that controls, is controlled by, or is under common control with MSA. A current list of the publicly traded and private affiliates of each of the sub-advisors (as identified by the sub-advisors) may be obtained from the Compliance department.

*NOTE: Independent Directors of the Series Fund are prohibited from owning ANY direct or indirect beneficial interest in a sub-advisor or any entity controlling the sub-advisor in order to continue to be considered non-interested.

IV.	Reporting Requirements

A.	Exemptions

1. Non-Influence and Non-Control Accounts. The reporting requirements of this Section do not apply to Reportable Securities held in an account over which an individual has no direct or indirect influence or control. Individuals wishing to exempt accounts over which they have no direct or indirect influence or control must obtain advance approval from the CCO. Any approval will be conditioned upon providing an initial and annual written certification that he or she does not have any direct or indirect influence or control over the account.

2. Independent Fund Directors. Unless otherwise requested by the CCO, Independent Fund Directors are not required to file Holdings Reports, or Transaction Reports (Sections D and E below) unless he or she knew or, in the ordinary course of fulfilling his or her official duties as the Fund director should have known that during the 15-day period immediately before or after the director’s transaction in a Reportable Security, the Fund purchased or sold the Reportable Security, or the Fund or its investment adviser considered purchasing or selling the Reportable Security.

B.	Sungard Protegent PTA (“PTA”)

MSA Compliance uses the Sungard Protegent PTA (“PTA”) system to assist with the administration of the PTP. Access Persons are given access to PTA and are generally required to submit their reportable holdings, preclearance requests, reportable transactions, and certifications on PTA.

As an Access Person, you agree (a) to use the PTA system only for purposes of complying with your obligations under this PTP; (b) not to provide access to the PTA system to any third party; (c) to keep confidential and not to disclose to any third party any proprietary or confidential information about the PTA system of which you may become aware as a result of your use and access of the PTA system; and (d) not to re-engineer, reverse engineer, decompile or disassemble the PTA System.

MSA, the Fund, and Northwestern Mutual will not disclose to any third party any information entered into the PTA system, except that MSA, the Fund and Northwestern Mutual may disclose transaction and account information entered into the PTA System (a) to a regulatory agency having jurisdiction over MSA, the Fund, or Northwestern Mutual; (b) as required by the order of a court, arbitrator, or arbitration panel; (c) to a subsidiary or affiliate of MSA, the Fund, or Northwestern Mutual; and/or (d) as otherwise permitted or required by law. The third party that owns the PTA system and the third party that hosts the PTA system will also have access to transaction information entered into the PTA system.

C.	Acknowledgement of Receipt Form; Annual Certification

Upon commencement of becoming an Access Person and annually thereafter, each Access Person is required to sign and submit a written certification acknowledging (i) receipt of a copy of this PTP; (ii) their compliance with the PTP since becoming an Access Person; and (iii) their agreement to comply with the PTP for as long as they are deemed to be an Access Person. Access Persons are also required to sign and submit a form acknowledging receipt of a copy of any amendments to the PTP. Independent Fund Directors and Independent MSA Directors may be subject to special procedures relating to acknowledgements and certifications as determined by the CCO from time to time.

D.	Holdings Reports

Each Access Person is required to submit a report of all Reportable Securities he or she directly or indirectly holds Beneficial Ownership (i) no later than (10) days after becoming an Access Person and (ii) at least once each 12-month period thereafter on a date selected by the CCO. Holdings information must be current as of a date no more than 45 days prior to the date the individual becomes an Access Person for the initial report, and no more than 45 days prior to the date each subsequent annual report is submitted. The holdings reports must include (i) the title, number of shares and principal amount of each Reportable Security in which the Access Person had any direct or indirect beneficial ownership, (iii) the name of the broker, dealer or bank, the date the account was established, and (iv) the date the report is submitted by the Access Person.

Holdings in the Northwestern Mutual 401(k) Plan, and in the Northwestern Mutual Series Fund, Inc. that are effected in connection with variable life and variable annuity transactions, are not required to be reported to the extent the Access Person has authorized Northwestern Mutual to release the required holdings information to the CCO.5

E.	Transaction Reports

1. General. Within 30 days after the end of each calendar quarter, each Access Person is required to report all transactions in Reportable Securities he or she directly or indirectly holds Beneficial Ownership during the quarter.6 This includes transaction in all Reportable Securities, including those exempt from pre-clearance under Section V.B.1 and V.B.2, but excluding transactions effected under an AIP (other than the initial AIP transaction and transactions that override any

5 Northwestern Mutual 401(k) plan and variable product transactions are reported to and maintained by Northwestern Mutual. Access Persons may authorize Northwestern Mutual to provide the required transaction and holdings information in lieu of providing it directly. The authorization may be revoked at any time by the Access Person.

6 The report must include the date of the transaction, the title, interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved, the nature of the transaction, the price of the Reportable Security at which the transaction was effected, and the name of the broker, dealer or bank with or through which the transaction was effected, and the date the report is submitted by the Access Person.

such program). Access persons are required to provide the reports to the CCO (or his or her designee) in such form and manner as he or she shall instruct.

2. Brokerage Confirms and Statements. Each Access Person is required to cause their broker to send duplicate trade confirmations and monthly/quarterly statements directly to MSA by the Access person pursuant to paragraph 3 below within 30 days from the end of each calendar quarter. If the broker fails to deliver duplicate confirms and statements directly to MSA Compliance, or if such confirms and statements do not contain all the information required to be reported by the Access Person, the Access Person may be required to provide this information to MSA’s CCO or his or her designee.

3. Brokerage/Futures Account Reporting Requirements. Within 10 days after becoming an Access Person, each Access Person (except Independent Fund Directors) must report all brokerage accounts in which any securities or security futures are held or pursuant to which transactions may be effected for the direct or indirect benefit of the Access Person. All new brokerage accounts in which these investments are or may be held must be opened with one of MSA’s approved brokers (see the “PTP Q&A” for a current list). In addition, all new employees must agree as a condition of employment, to move their existing brokerage account(s) to one of MSA’s preferred brokers within 45 days of their start date. Furthermore, Access Persons (except independent Fund directors) must inform MSA-Compliance upon opening any new securities account with a broker, dealer or bank for the direct or indirect benefit of the Access Person. Immediately after opening the account, the Access Person must provide MSA Compliance with the account number, and give consent, in writing, if necessary, to the broker, dealer or bank sending electronic confirmations. The Access Person must provide the name of the broker, dealer or bank, the date the account was established, and the date the report is submitted by the Access Person.

4. Northwestern Mutual 401(k) Plan and Variable Products. Transactions pursuant to Northwestern Mutual’s 401(k) Plan which are invested in reportable funds, and transactions involving the investment options underlying Northwestern Mutual’s variable products must be reported by the Access Person within 30 days after the end of each quarter. The Access Person may authorize Northwestern Mutual and the administrator of the NM 401(k), to provide the necessary information directly to MSA in satisfaction of the Access person’s reporting obligations7.

5. Other Transactions. All other transactions in Reportable Securities must be reported by the Access Person. These may include, but are not limited to, transactions in retirement accounts at former employers of the Access Person and transactions in retirement accounts at an existing or former employer of an immediate family member of the Access Person.

V.	Access Person Pre-Clearance Requirements

Independent Fund Directors are exempt from all pre-clearance requirements. Independent MSA Directors considered Access Persons must pre-clear transactions in Limited Offerings or Initial Public Offerings; however, such persons are exempt from all other pre-clearance requirements. All other Access Persons must pre-clear transactions in all Reportable Securities, except for those exempt from pre-clearance identified below.

7 Northwestern Mutual 401(k) plan is administered by Vanguard. Variable product transactions are reported to and maintained by Northwestern Mutual. Access Persons may authorize MSA to collect the required transaction and holdings information in lieu of providing it directly. The authorization may be revoked at any time the Access Person.

A.	Pre-Clearance Process

Access Persons are required to pre-clear a transaction by entering the transaction into the Protegent PTA (“PTA”) system available on the internet. The pre-clearance request will identify Limited Offerings or Initial Public Offerings and such requests will be routed to MSA’s CCO or his or her designee for his approval. Access Persons will be notified by the PTA system when approval has been granted.

B.	Reportable Securities and Transactions Exempt from Pre-Clearance

The following Reportable Securities and Transactions are exempt from the pre-clearance requirements of this Section. (These transactions continue to be subject to the restrictions set forth in this PTP, including those enumerated in Section III.)

1.   Reportable Funds. Transactions in Reportable Funds

2.   Reportable Securities exempted from Pre-Clearance by the CCO.

•	Transactions of 500 shares or less in a company with a market cap of $3 billion or greater. (This exemption will not apply to MSA’s Large Cap team, Mid-Cap team or Equity Trading department. Such transactions still require pre-clearance.)

•	Transactions in municipal securities.

•	Reportable Securities whose value is based upon the value or changes in value of a broad-based market index (defined as an index consisting of 30 or more underlying securities) or whose value is based upon the value of a commodity.

•	MSA’s CCO or his or her designee may grant an exemption from pre-clearance for certain Reportable Securities if he or she determines that MSA Client transactions would be unlikely to have any material impact on the market price of the Reportable Security.

3.   Non-Volitional Transactions. Reportable Securities that are acquired or disposed of without the Access Person’s discretion as to time or amount including, for example, (i) securities acquired through stock splits, reverse stock splits, mergers, consolidations, spin-offs and other similar corporate reorganizations generally involving all holders of the same class of securities, (ii) an involuntary sale as the result of a company exercising a call provision on its outstanding debt, and (iii) assignments of options or exercises of options at expiration, and (iv) exercises of in-the-money options by the Access Person’s brokerage firm on the day prior to expiration.

4.   Rights Issuances and Similar Plans. Acquisitions of securities through and stock acquired through the exercise of rights that are issued pro rata to all holders of the same class of securities.

5.   Employer Stock Option Plans. Transactions involving the exercise and/or purchase of securities pursuant to an employer stock option plan. Such plans may be applicable to persons subject to the PTP because the Access Person has Beneficial Ownership of their account. The sale of securities received from such plans must be pre-cleared.

6.   Tender Offers for All Shares. Transactions pursuant to a bona fide tender offer made for any and all outstanding securities held by holders of the same class of securities. However, tender offers for less than all outstanding securities of a class must be pre-cleared.

7.   Charitable Donations of Reportable Securities. Transactions in Reportable Securities that are gifted to charitable organizations are exempt from all trading restrictions, subject to CCO approval.

8.   Exchange-Traded Funds (ETFs). Transactions in ETFs.

C.	Pre-Clearance Standards.

1.   General. Trades will only be pre-cleared if it is determined that, considering all of the facts and circumstances, the transaction is consistent with the provisions of this PTP. Pre-clearance requests must be submitted on such form and in such manner as the CCO shall direct and shall be reviewed against recent and pending executed transactions, open orders and current investment recommendations for Clients.

No individual authorized to pre-clear transactions may pre-clear a transaction involving a Reportable Security in which he or she has Beneficial Ownership.

2.   Compliance with Insider Trading Policies. In connection with requesting pre-clearance of a personal securities transaction, Access Persons are reminded of their obligation to adhere to applicable Company and Northwestern Mutual policies with respect to material and non-public information.

3.   Duties of Investment Persons. A security shall be considered to be recommended when a buy or sell recommendation is made by an Investment Person for a Client’s account, or such recommendation is under active consideration by an Investment Person. An Investment Person may not fail to make a recommendation to a Client in order to avoid limitations on or conflicts with regard to his or her personal securities transactions.

4.   Seven-Day Blackout Period. Clearance will not usually be given for any personal transaction in a Reportable Security that is proposed to be effected during the seven calendar day period after either an investment recommendation is made for a Client’s account with respect to the same or related security (such as securities convertible into the security) or a buy or sell order for a Client’s account is executed or while a Client order is pending for the same or related security (such as securities convertible into the security) (“Seven-Day Blackout Period”). However, pre-clearance may be granted to sell such a security during the Seven-Day Blackout Period provided the security has been disposed of first for all Clients intending to sell such securities. Additionally, Client trades executed within seven days after a personal transaction is effected will be subject to review, and the CCO reserves the right to take any action with respect to such personal transactions that he determines appropriate to help ensure that Client interests are not undermined by the personal investment activities of Access Persons, including the actions discussed in Section VI.F. of this PTP.

The Seven-Day Blackout Period shall not apply:

(i) If the Access Person’s transactions amount to 500 shares or less (or equivalent derivatives) in the common stock of a company with a market capitalization of $3 billion or more at the time of the transaction. These de minimus transactions are subject to the limitations in Section III above (including the black-out period specified there), are subject to reporting in accordance with

Section IV above, and may be exempt from pre-clearance for many Access Persons as provided in Section V(b)(2) above. In addition, Access Persons are reminded that they may not knowingly trade parallel to or against a Client in a Reportable Security at any time or in any amount.

(ii) To transactions in Client accounts that are effected by a third party adviser (or sub-adviser) of which an Access Person has no knowledge.

(iii) To transactions in Client accounts that are effected in response to programmed trading designed, for example, to align a Client’s investment portfolio with the performance of a market index.

5.   Approval Period. Generally, a pre-clearance is good until the close of the business/trading day following the day clearance is granted; provided, however, the CCO or his designee may shorten or rescind any approval if he or she determines it is appropriate to do so. An Access Person is required to re-request pre-clearance for transactions that are not executed within the approval period.

VI.	Administration, Recordkeeping and Enforcement

A.	Compliance Training Program and Supervisory Process and Procedures

MSA’s CCO is responsible for developing a compliance training program designed to ensure that all personnel who are subject to the PTP are furnished a copy of the PTP and have read and understand their responsibilities under it. MSA’s CCO is also responsible for ensuring that the compliance training program and procedures (discussed below) are kept current and personnel are informed of material changes and re-trained as needed. All individuals subject to the PTP are required to participate in all compliance training programs that MSA’s CCO determines are mandatory for them to attend.

MSA’s CCO is responsible for implementing compliance supervisory processes and procedures that are reasonably designed to prevent, detect and correct violations of the PTP. These procedures include the review of personal trading reports in order to detect potential issues such as: front-running, trades against the Restricted and Watch Lists, the 30 day profit rule and excessive trading. These issues, among others, are discussed at the quarterly Code of Ethics Committee meetings.

B.	Code of Ethics Committee

The Code of Ethics Committee (the “Committee”) was created to provide a forum to discuss and review the administration of the PTP, applicable laws and regulations, the effectiveness of the Chinese Wall, and industry best practices. In addition, the Committee reviews personal trading reports and material issues arising under the PTP, including violations and conflicts of interest. The Committee provides advice on different issues such as correcting PTP violations, preventing breaches of the Chinese Wall, and complying with applicable laws and regulations.

The Committee meets quarterly and includes the CCO, a Northwestern Mutual law representative(s) and a Compliance Officer(s). The CCO acts as the Committee Chairman and may invite others to attend the meetings as he deems appropriate.

The Committee is not required to keep minutes of the meetings.

C.	Approval and Annual Review of PTP

Adoption of the PTP by each of the Companies shall be in accordance with their bylaws and other governing instruments. In addition, the Fund’s board of directors, including a majority of the Independent Fund Directors, must approve, in accordance with the provisions of Rule 17j-1 of the 1940 Act, this PTP, any material changes to the PTP and policies and procedures reasonably designed to enforce its provisions and prevent violations, all as they relate to the Fund and to MSA in its capacity as the Fund’s investment adviser. The CCO or his designee shall review, at least annually, the adequacy of the PTP and the effectiveness of its implementation.

D.	Interpretations, Waivers and Exceptions

As to each Company, the Chief Compliance Officer, to the extent he or she is vested individually or jointly with the necessary discretion and authority, may interpret issues and waive or except compliance with provisions of the PTP if he or she finds that such interpretation, waiver or exception (i) is necessary to alleviate undue hardship, in view of unforeseen circumstance, or is otherwise appropriate under the facts and circumstances; (ii) is consistent with the purposes and objectives of the PTP; (iii) will not adversely affect the interests of any Clients, the Companies or their affiliates; and (iv) will not result in a transaction or conduct that would violate applicable law, regulations or fiduciary principles. Any waiver, exception or interpretation shall be in writing stating the basis therefore, shall be maintained with the books and records of the Company, and shall be reported to the Board to the extent required by Section (E) below.

E.	Reporting to Fund Board and Senior Management; Annual Certification

Consistent with the provisions of Rule 17j-1 of the 1940 Act, the Chief Compliance Officers of the Fund and MSA, in its capacity as the Fund’s investment adviser, shall provide a written report, at least annually, to the Fund’s board of directors that describes any issues arising under the PTP as it applies to the entity and any related procedures since the last such report including, but not limited to, information about material violations and sanctions imposed in response thereto, and any waivers or exceptions during the reporting period of provisions of the PTP that might be considered important by the board. Similar reporting shall be made by MSA’s Chief Compliance Officer to MSA senior management.

In addition, the Chief Compliance Officer of the Fund and MSA shall also certify annually in writing that the entity has adopted procedures reasonably necessary to prevent Access Persons from violating the PTP.

F.	Reporting of Violations of the PTP

Access Persons subject to the PTP are required to report promptly to the CCO violations of the PTP, including, but not limited to, pre-clearance and reporting violations. All reports shall be treated confidentially to the extent permitted by applicable law, and investigated promptly and appropriately. Alternatively, reports may be submitted through the Ethics Resource Center of Northwestern Mutual to help ensure anonymity. This is in addition to any reporting obligations that Access Persons may have under other policies or any voluntary reporting of information to the Ethics Resource Center. Any retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the PTP.

G.	Recordkeeping.

1.   Records under the Advisers Act. The CCO shall ensure that the following records pertaining to the PTP are maintained.

¡	A copy of the PTP and any amendments thereto;
¡	A record of any identified violation of the PTP, and of any action taken as a result of the violation;
¡	A record of all written acknowledgements of receipt of the PTP and amendments thereto from each individual who is currently, or within the past five years was, subject to the PTP;
¡	Holdings and transactions reports made hereunder, including any brokerage confirmation and account statements made in lieu of such reports;
¡	A list of the names of individuals who are currently, or within the past five years were, Access Persons;
¡	A list of the names of individuals who are currently, or within the past five years were, Investment Persons;
¡	A record of any decision and supporting reasons for approving the acquisition of securities by Access Persons in Limited Offerings and Initial Public Offerings (if not prohibited) for at least five years after the end of the fiscal year in which approval was granted; and
¡	A record of any decision that grants an individual subject to the PTP a waiver from or exception to any of its provisions.

2.   Rule 17j-1 Records. The Fund and MSA, as investment adviser to the Fund, shall also maintain:

¡	A record of persons responsible for reviewing Access Persons’ reports currently or during the past five years; and
¡	A copy of reports provided to the Fund’s board of directors pursuant to Rules 17j-1 and 38a-1 of the 1940 Act.

3.   Retention Period. Copies of the PTP (and any amendments thereto) must be kept for five years after the last date it was in effect. Copies of receipt acknowledgements of the PTP must be kept for five years after the date the signers cease being subject to the PTP. Lists of Access Persons and Investment Persons must be kept for five years, even if some of the individuals listed are no longer classified as such. Each other record shall be maintained for a period of not less than five years from the end of the fiscal year during which the last entry was made on such record. All records shall be preserved in an easily accessible place and for the first two years shall be kept in an appropriate office of the Company designated by the CCO.

H.	Confidentiality

All procedures, reports and records monitored, prepared or maintained pursuant to the PTP shall be considered confidential and proprietary, and shall be maintained and protected accordingly.

I.	Filing of Forms and Reports

Except as required by law, any form or report required by a Company to be signed and in writing may be submitted by e-mail or other electronic form approved by the CCO.

J.	Use

The PTP is solely for internal use by the Companies and none of the PTP or any forms, reports or other records created hereunder (i) constitute an admission, by or on behalf of any individual or any Company or its affiliates, as to any fact, circumstance or legal conclusion; (ii) evidence, describe or define any relationship of control between or among any persons; (iii) form the basis for describing or defining any conduct by an individual or Company or its affiliates that should result in such person being liable to any other person, except insofar as conduct in violation of the PTP is sufficient cause for any sanction hereunder up to and including termination of employment or any other association with a Company or its affiliates.

Appendix A

REPORTABLE FUNDS

Northwestern Mutual Series Fund, Inc.

Small Cap Growth Stock Portfolio

Small Cap Value Portfolio

Mid Cap Growth Stock Portfolio

International Growth Portfolio

International Equity Portfolio

Research International Core

Portfolio Emerging Markets Equity

Portfolio Mid Cap Value Portfolio

Large Company Value Portfolio

Large Cap Blend Portfolio

Index 400 Stock Portfolio

Focused Appreciation

Portfolio Growth Stock

Portfolio

Large Cap Core Stock Portfolio

Domestic Equity

Portfolio Equity Income

Portfolio Index 500

Stock Portfolio Index

600 Stock Portfolio

Asset Allocation

Portfolio Balanced

Portfolio

High Yield Bond

Portfolio Select Bond

Portfolio Short-Term

Bond Portfolio

Long-Term U.S. Government Bond Portfolio

Inflation Protection

Portfolio Multi-Sector

Bond Portfolio Money

Market Portfolio

Other Reportable Funds

Symbol	Cusip	Security Name
RADAX	782478184	RUSSELL 2017 ACCELERATED DISTRIBUTION A
RADSX	782478176	RUSSELL 2017 ACCELERATED DISTRIBUTION S
RALAX	782478614	RUSSELL GROWTH STRATEGY FUND CLASS A
RALCX	782493381	RUSSELL GROWTH STRATEGY FUND FUND CLASS C
RALDX	782493597	RUSSELL GROWTH STRATEGY FUND CLASS R3
RALEX	782493548	RUSSELL GROWTH STRATEGY FUND CLASS E
RALRX	782478382	RUSSELL GROWTH STRATEGY FUND CLASS R1
RALSX	782493126	RUSSELL GROWTH STRATEGY FUND CLASS S
RALTX	782478374	RUSSELL GROWTH STRATEGY FUND CLASS R2
RAMXX	782478663	RUSSELL MONEY MARKET FUND CLASS A
RBLAX	782478622	RUSSELL BALANCED STRATEGY FUND CL A
RBLCX	782493373	RUSSELL LIFEPOINT BALANCED STRATEGY FUND CL C
RBLDX	782493589	RUSSELL LIFEPOINTS BALANCED STRATEGY FUND CLASS R3
RBLEX	782493530	RUSSELL LIFEPOINT BALANCED STRATEGY FUND CLASS E
RBLRX	782478366	RUSSELL LIFEPOINTS BALANCED STRATEGY FUND CLASS R1
RBLSX	782493134	RUSSELL BALANCED STRATEGY FUND CL S
RBLTX	782478358	RUSSELL LIFEPOINTS BALANCED STRATEGY FUND CLASS R2
RCLAX	782478648	RUSSELL LIFEPOINTS CONSERVATIVE STRATEGY FD CLASS A
RCLCX	782493357	RUSSELL LIFEPOINTS CONSERVATIVE STRATEGY FUND CL C
RCLDX	782493563	RUSSELL LIFEPOINTS CONSERVATIVE STRATEGY FUND CL R3
RCLEX	782493514	RUSSELL LIFEPOINTS CONSERVATIVE STRATEGY FUND CL E
RCLRX	782478325	RUSSELL LIFEPOINTS CONSERVATIVE STRATEGY FD CLASS R1
RCLSX	782478200	RUSSELL LIFEPOINTS STRATEGY FD CL S
RCLTX	782478317	RUSSELL LIFEPOINTS CONSERVATIVE STRATEGY FD CLASS R2
REAAX	782478598	RUSSELL EQUITY GROWTH STRATEGY FD CLASS A
REAEX	782493290	RUSSELL U.S CORE EQUITY FUND CLASS E
REASX	782493100	RUSSELL U.S CORE EQUITY FUND CLASS I
REAYX	782493282	RUSSELL U.S. CORE EQUITY Y
REBEX	782493274	RUSSELL SMALL & MID CAP FUND CLASS E
REBSX	782493209	RUSSELL U.S SMALL & MID CAP FUND CLASS I
REBYX	782493266	RUSSELL U.S. SMALL & MID CAP Y
REDSX	782493811	RUSSELL U.S QUANTITATIVE EQUITY FUND CLASS I
REIAX	782478168	RUSSELL 2027 EXTENDED DISTRIBUTION A
RELCX	782493399	RUSSELL EQUITY GROWTH STRATEGY FUND CLASS C
RELDX	782493555	RUSSELL EQUITY GROWTH STRATEGY FUND CLASS R3
RELEX	782493498	RUSSELL EQUITY GROWTH STRATEGY FUND CLASS E
RELRX	782478416	RUSSELL EQUITY GROWTH STRATEGY FUND CLASS R1
RELSX	782493118	RUSSELL EQUITY GROWTH STRATEGY FUND CLASS S

Symbol	Cusip	Security Name
RELTX	782478390	RUSSELL EQUITY GROWTH STRATEGY FUND CLASS R2
REMAX	782494603	RUSSELL EMERGING MARKETS FUND CLASS A
REMCX	782493431	RUSSELL EMERGING MARKETES FUND CL C
REMEX	782493654	RUSSELL EMERGING MARKETS FUND CLASS E
REMSX	782493746	RUSSELL EMERGING MARKETS FUND CL S
REMYX	782494439	RUSSELL EMERGING MARKETS Y
REQAX	782494579	RUSSELL U.S. QUANTITATIVE EQUITY FUND CLASS A
REQCX	782494561	RUSSELL U.S. QUANTITATIVE EQUITY FUND CLASS C
REQEX	782493233	RUSSELL U.S QUANTITATIVE EQUITY FUND CLASS E
REQSX	782494595	RUSSELL U.S. CORE EQUITY FUND CLASS C
REQTX	782494553	RUSSELL U.S. QUANTITATIVE EQUITY CLASS S
RESIX	782478150	RUSSELL 2027 EXTENDED DISTRIBUTION S
RETSX	782493720	RUSSELL TAX MANAGED U.S. LARGE CAP FUND CLASS S
REUYX	782493225	RUSSELL U.S. QUANTITATIVE EQUITY Y
RFACX	782494827	RUSSELL INVESTMENT GRADE BOND FUND CLASS C
RFAEX	782493183	RUSSELL INVESTMENT GRADE BOND FUND CLASS E
RFASX	782493407	RUSSELL INVESTMENT GRADE BOND FUND CLASS I
RFATX	782494835	RUSSELL INVESTMENT GRADE BOND FUND CLASS S
RFAYX	782493175	RUSSELL INVESTMENT GRADE BOND Y
RFBSX	782493506	RUSSELL SHORT DURATION BOND FUND CLASS S
RFCCX	782494462	RUSSELL STRATEGIC BOND FUND CLASS C
RFCEX	782493167	RUSSELL STRATEGIC BOND FUND CLASS E
RFCSX	782493738	RUSSELL STRATEGIC BOND FUND CLASS I
RFCTX	782494454	RUSSELL STRATEGIC BOND FUND CLASS S
RFCYX	782493159	RUSSELL STRATEGIC BOND Y
RFDAX	782494470	RUSSELL STRATEGIC BOND FUND CLASS A
RGEAX	782478143	RUSSELL GLOBAL EQUITY FUND CLASS A
RGECX	782478135	RUSSELL GLOBAL EQUITY FUND CLASS C
RGEEX	782478127	RUSSELL GLOBAL EQUITY FUND CLASS E
RGESX	782478119	RUSSELL GLOBAL EQUITY FUND CLASS S
RIFEX	782493217	RUSSELL INT’L DEVELOPED MARKETS FUND CLASS E
RINSX	782493605	RUSSELL INT’L DEVELOPED MARKETS FUND CLASS I
RINTX	782494488	RUSSELL INT’L DEVELOPED MARKETS FUND CLASS S
RINYX	782493191	RUSSELL INTERNATIONAL DEVELOPED MKTS Y
RJLAX	782478457	RUSSELL LIFEPOINTS 2010 STRATEGY FD CLASS A
RJLDX	782478580	2010 STRATEGY FUND CLASS R3
RJLEX	782478572	2010 STRATEGY FUND CLASS E
RJLRX	782478291	RUSSELL INVESTMENT CO LIFEPOINTS 2010 STRAT
RJLSX	782478564	2010 STRATEGY FUND CLASS S
RJLTX	782478283	2010 STRATEGY FUND CLASS R2
RKLDX	782494785	RUSSELL LIFEPOINTS 2015 STRATEGY R3
RKLRX	782494819	RUSSELL LIFEPOINTS 2015 STRATEGY R1

Symbol	Cusip	Security Name
RKLTX	782494793	RUSSELL LIFEPOINTS 2015 STRATEGY R2
RLACX	782494546	RUSSELL U.S. SMALL AND MID CAP FUND CLASS A
RLECX	782494538	RUSSELL U.S. SMALL & MID CAP FUND CLASS C
RLESX	782494520	RUSSELL U.S. SMALL & MID CAP FUND CLASS S
RLGYX	782494447	RUSSELL GLOBAL EQUITY Y
RLISX	782494587	RUSSELL U.S. CORE EQUITY FUND CLASS S
RLLAX	782478440	RUSSELL LIFEPOINTS 2020 STRATEGY FD CLASS A
RLLDX	782478556	RUSSELL LIFEPOINTS 2020 STRATEGY FD CLASS R3
RLLEX	782478549	2020 STRATEGY
RLLRX	782478275	RUSSELL LIFEPOINTS 2020 STRATEGY FD CL R1
RLLSX	782478531	RUSSELL 2020 STRATEGY FUND CLASS S
RLLTX	782478267	2020 STRATEGY FUND CLASS R2
RLNAX	782494512	RUSSELL INT’L DEVELOPED MARKETS FUND CLASS A
RLNCX	782494496	RUSSELL INT’L DEVELOPED MARKETS FUND CLASS C
RLVSX	782493837	RUSSELL TAX EXEMPT BOND FUND CLASS S
RMLAX	782478630	RUSSELL MODERATE STRATEGY FD CL A
RMLCX	782493365	RUSSELL MODERATE STRATEGY FUND CL C
RMLDX	782493571	RUSSELL LIFEPOINTS MODERATE STRATEGY FUND CLASS R3
RMLEX	782493522	RUSSELL LIFEPOINT MODERATE STRATEGY FUND CLASS E
RMLRX	782478341	RUSSELL LIFEPOINTS MODERATE STRATEGY FUND CLASS R1
RMLSX	782478101	RUSSELL LIFEPOINTS MODERATE STRATEGY FD CLASS S
RMLTX	782478333	RUSSELL LIFEPOINTS MODERATE STRATEGY FUND CLASS R2
RMMXX	782493704	RUSSELL MONEY MARKET FUND CLASS S
RPLDX	782494751	RUSSELL LIFEPOINTS 2025 STRATEGY R3
RPLRX	782494777	RUSSELL LIFEPOINTS 2025 STRATEGY R1
RPLTX	782494769	RUSSELL LIFEPOINTS 2025 STRATEGY R2
RRDAX	782478218	RUSSELL 2017 RETIREMENT DISTRIBUTION A
RRDSX	782478192	RUSSELL 2017 RETIREMENT DISTRIBUTION S
RREAX	782494405	RUSSELL REAL ESTATE SECURITIES FUND CLASS A
RREEX	782493647	RUSSELL REAL ESTATE SECURITIES FUND CLASS E
RRESX	782493761	RUSSELL REAL ESTATE SECURITIES FUND CLASS S
RREYX	782478713	RUSSELL REAL ESTATE SECURITIES Y
RRLAX	782478432	RUSSELL LIFEPOINTS 2030 STRATEGY FD CL A
RRLDX	782478523	RUSSELL LIFEPOINTS 2030 STRATEGY FD CL R3
RRLEX	782478515	2030 STRATEGY FUND CLASS E
RRLRX	782478259	RUSSELL INVESTMENT CO LIFEPOINTS 2030 STRAT
RRLSX	782478499	RUSSELL LIFEPOINTS 2030 STRATEGY FD CLASS S
RRLTX	782478242	2030 STRATEGY FUND CLASS R2
RRSCX	782493423	RUSSELL REAL ESTATE SECURITIES FUND CLASS C
RSBCX	782493340	RUSSELL SHORT DURATION BOND FUND CLASS C
RSBEX	782493332	RUSSELL SHORT DURATION BOND FUND CLASS E
RSBTX	782494801	RUSSELL SHORT DURATION BOND FUND CLASS A

Symbol	Cusip	Security Name
RSBYX	782494421	RUSSELL SHORT DURATION BOND Y
RSGCX	782478846	RUSSELL U.S GROWTH FUND CL C
RSGEX	782478838	RUSSELL INVESTMENT COMPANY SELECT CL E
RSGIX	782478820	RUSSELL U.S. GROWTH FUND CLASS I
RSGSX	782478812	RUSSELL U.S. GROWTH FUND CLASS S
RSQAX	782494611	RUSSELL U.S. CORE EQUITY FUND CLASS A
RSVCX	782478796	RUSSELL U.S. VALUE FUND CL C
RSVEX	782478788	RUSSELL U.S. VALUE FUND CL E
RSVIX	782478770	RUSSELL U.S VALUE FUND CL I
RSVSX	782478762	RUSSELL U.S. VALUE FUND CL S
RSYXX	782494413	RUSSELL MONEY MARKET Y
RTBEX	782493316	RUSSELL TAX EXEMPT BOND FUND CLASS E
RTECX	782493324	RUSSELL TAX EXEMPT BOND FUND CLASS C
RTGCX	782478705	RUSSELL TAX-MANAGED GLOBAL EQUITY FUND CLASS C
RTGSX	782478606	RUSSELL TAX-MANAGED GLOBAL EQUITY FUND CLASS S
RTLCX	782478309	RUSSELL TAX-MANAGED U.S. LARGE CAP FUND CLASS C
RTLEX	782478879	RUSSELL TAX-MANAGED U.S. LARGE CAP FUND CLASS E
RTSCX	782478507	RUSSELL TAX-MANAGED U.S. MID & SMALL CAP FUND CLASS C
RTSEX	782478887	RUSSELL TAX-MANAGED U.S. MID & SMALL CAP FUND CLASS E
RTSSX	782478408	RUSSELL TAX-MANAGED U.S. MID & SMALL CAP FUND CLASS S
RVLDX	782494728	RUSSELL LIFEPOINTS 2035 STRATEGY R3
RVLRX	782494744	RUSSELL LIFEPOINTS 2035 STRATEGY R1
RVLTX	782494736	RUSSELL LIFEPOINTS 2035 STRATEGY R2
RWLDX	782494686	RUSSELL LIFEPOINTS 2045 STRATEGY R3
RWLRX	782494710	RUSSELL LIFEPOINTS 2045 STRATEGY R1
RWLTX	782494694	RUSSELL LIFEPOINTS 2045 STRATEGY R2
RXLAX	782478424	RUSSELL LIFEPOINTS 2040 STRATEGY FD CL A
RXLDX	782478481	2040 STRATEGY FUND CLASS R3
RXLEX	782478473	2040 STRATEGY
RXLRX	782478234	RUSSELL LIFEPOINTS 2040 STRATEGY FD CLASS R1
RXLSX	782478465	RUSSELL 2040 STRATEGY FUND CLASS S
RXLTX	782478226	2040 STRATEGY FUND CLASS R2
RYLRX	782494678	RUSSELL LIFEPOINTS 2050 STRATEGY R1
RYLTX	782494660	RUSSELL LIFEPOINTS 2050 STRATEGY R2
RYLYX	782494652	RUSSELL LIFEPOINTS 2050 STRATEGY R3
RZLDX	782494629	RUSSELL IN RETIREMENT R3
RZLRX	782494645	RUSSELL IN RETIREMENT R1
RZLTX	782494637	RUSSELL IN RETIREMENT R2

MSA Personal Trading Policy

Appendix B

MASON STREET ADVISORS, LLC

Penalty Guidelines for the Personal Trading Policy (the “Guidelines”)

Certain incidental failures to comply with the PTP are not necessarily a violation of law or the PTP. Such violations of the PTP not resulting in a violation of law or the PTP will be referred to the Chief Compliance Officer (the “CCO”) and/or relevant management personnel, and disciplinary action commensurate with the violation, if warranted, will be imposed.

Failure to disgorge profits when requested or even a pattern of violations that individually do not violate the law or PTP, but which taken together demonstrate a lack of respect for the PTP, may result in more significant disciplinary action, up to and including termination of employment.

Violation	Sanction/Penalty
— Failure to preclear but would have been approved (1st violation of the PTP).	Warning letter
— Failure to preclear but would have been approved (subsequent violation of the PTP).	30 day personal trade suspension.
— Failure to preclear and would not have been approved.	Immediate sale/buy, disgorgement of profit (if any), and possible trade suspension (based on the facts and circumstances).
— 30-Day Profit Rule[8]	Disgorgement of profit
— Reporting violation (i.e. submitting a late required report; failure to report a trade or Reportable Security) (1st violation)	Warning letter; trade suspension until report is completed.
— Reporting violation (i.e. submitting a late required report, failure to report a trade or Reportable Security) (subsequent violation).	Trade suspension until report is completed and/or other sanctions commensurate with the violation.
— Three or more PTP violations (of any kind) within a twenty-four month period.	CCO will discuss with the Access Person’s Supervisor and/or Senior members of MSA to determine appropriate level of sanctions and/or penalties.

Additional considerations include:

—	The sanctions may be applied based on a rolling twenty-four months; however the CCO will keep in mind the aggregate amount of violations by an individual when determining the level of sanctions.

—	Multiple violations may be aggregated and considered a single violation in instances where the violations all relate to the same misunderstanding of the PTP, and before such misunderstanding is detected and brought to the attention of the employee.

8 Disgorgement of profits after trading in contravention of the 30-Day Profit Rule, generally will not be considered a violation of the PTP and generally will not be aggregated with other violations to determine the sanctions imposed.

23

Last Amended: 02/20/14

MSA Personal Trading Policy

Appendix C

Exception to Certain Requirements of the Personal Trading Policy

Mason Street Advisors (“MSA”) and Northwestern Mutual often engage third party firms to provide services, utilizing computer systems/reports containing MSA client data. Consequently, certain employees of those third-party firms may be deemed MSA Access Persons and subject to the Personal Trading Policy (the “PTP”).

This Appendix C of the PTP defines certain exceptions granted by the Chief Compliance Officer (“CCO”) that are available to those individuals deemed to be Access Persons who have contracted with Northwestern Mutual or MSA, and whose employer is located in a country outside the United States.

Access Persons who meet the following conditions have been granted the exceptions set forth below.9

CONDITIONS

—	The Access Person’s employer is located outside the United States,
—	The Access Person’s brokerage accounts are with firms outside the United States,
—	The Access Person’s investments are in securities traded on exchanges outside the United States, and
—	The Access Person’s regular functions do not involve providing investment advice on behalf of MSA,

EXCEPTIONS

1.	Accounts with certain brokers outside the U.S. are permitted.
2.	Transactions in securities not traded on U.S. exchanges in non U.S. brokerage accounts are exempt from preclearance and the 30 Day Profit Rule (but still subject to the reporting requirements of the PTP), provided however, that transactions in Initial Public Offerings and Limited Offerings are not included within this exception and are subject to preclearance.
3.	The definition of a beneficial owner for any such contractor will be as follows:

A contractor Access Person is deemed to be the beneficial owner of, and required to report transactions in, securities held by members of his or her immediate family, living in his or her household only if the Access Person (i) has or shares in the opportunity, directly or indirectly, to profit or share in the profit derived from the family member’s transaction or security, or (ii) has the ability to influence, direct or control the family member’s investments.

Reporting Requirements

Those Access Persons qualifying for the exceptions listed above are subject to the reporting requirements in Section IV, and must enter all reportable trades into the Sungard PTA system within 30 days after each quarter-end, except that duplicate brokerage statements are not required. 10

9 In accordance with the provisions of Section VI.D of the PTP, the CCO has determined that the exceptions: (i) are necessary to alleviate any undue hardship; (ii) are consistent with the purposes and objectives of the PTP; (iii) will not adversely affect the interests of any Clients, the Companies or their affiliates; and (iv) will not result in a transaction or conduct that would violate applicable law, regulations or fiduciary principles.

10 While not required, such Access Persons may be asked to use reasonable efforts to cause any non-U.S. brokerage firm at which they maintain an account to deliver duplicate brokerage statements to MSA compliance, or to deliver duplicate brokerage statements to MSA compliance themselves.

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Last Amended: 02/20/14